Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-181182) of TravelCenters of America LLC;

•	Registration Statement (Form S-8 No. 333-154735) pertaining to the TravelCenters of America LLC 2007 Equity Compensation Plan;

•	Registration Statement (Form S-8 No. 333-160933) pertaining to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan;

•	Registration Statement (Form S-8 No. 333-176161) pertaining to the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan; and

•	Registration Statement (Form S-3 No. 333-206711) of TravelCenters of America LLC
of our reports dated March 14, 2016, relating to our audits of the consolidated financial statements and internal control over financial reporting of TravelCenters of America LLC included in this Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ RSM US LLP

Cleveland, Ohio
March 14, 2016